Exhibit 23.2



                        BERLINER, CORCORAN & ROWE, L.L.P.
                                ATTORNEYS-AT-LAW
                          1101 SEVENTEENTH STREET, N.W.
                                   SUITE 1100
                           WASHINGTON, D.C. 20036-4798
                   TELEPHONE (202) 293-5555 FAX (202) 293-9035
                              E-mail BCR@BCR-DC.COM

                                 March 19, 2004

Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, NY 10605

              Re: Acadia Realty Trust Registration Statement on Form S-8/A (File No. 333-959666) (the "Registration Statement")

Ladies and Gentlemen:

               We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters" and under Item 5.

                                           Very truly yours,


                                           /s/ Berliner, Corcoran & Rowe, L.L.P.